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                                                                    EXHIBIT 16.1

                                                          [ARTHUR ANDERSEN LOGO]

Office of the Chief Accountant                               ARTHUR ANDERSEN LLP
Securities and Exchange Commission                                    Suite 1300
450 Fifth Street, N.W.                                    Houston, TX 77002-2788
Washington, D.C. 20549                                          Fax 713 237-2756

February 12, 2001

Dear Sir/Madam:

We have read the six paragraphs of item 4a included in the Form 8-K dated February 8, 2001 of Cliffs Drilling Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained thereon.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copy to:
Mr. Robert L. Long, Transocean Sedco Forex, Inc.

j:\new clients\r&b falcon\admin\correspondence\SEC letter Cliffs